Exhibit 5.2

NewRev General Counsel, LLC

8547 E. Arapahoe Road, #J453

Greenwood Village, CO 80112

June 7, 2021

Splash Beverage Group, Inc.

1314 E Las Olas Blvd.,

Suite 221

Fort Lauderdale, Florida 33301

Re: Registration Statement on Form S-1 (File No. 333- 255091)

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-1, as amended (the “Registration Statement”), of Splash Beverage Group, Inc. a Colorado corporation (the “Company”), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of: (a) up to an aggregate of 2,889,447 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), including up to 376,884  shares that may be sold pursuant to the underwriters’ over-allotment option; (b) warrants to purchase shares of Common Stock (the “Warrants”); (c) up to an aggregate of 2,889,447 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) including 376,884 Warrant Shares that may be issued pursuant to the underwriters’ over-allotment option; (d) the representative’s warrants that will be issued by the Company to the representative of the underwriters of the offering (the “Representative’s Warrants”); and (e) up to 115,577  shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”), assuming the underwriters’ over-allotment option is exercised in full.

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, I have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that: (i) the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the Warrant Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (iii) the Representative’s Warrant Shares, when issued upon exercise of the Representative’s Warrants, will be validly issued, fully paid and non-assessable; (iv) the Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (v) the Representative’s Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A.	I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.	The opinion in clause (iii) above is subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, liquidated damages, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C.	This opinion is rendered as of the date of this letter and is limited to matters of Colorado corporate law, including applicable provisions of the Colorado Business Corporation Act.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of the name of the law firm under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

NewRev General Counsel, LLC
By: /s/ Conn Flanigan
Name: Conn Flanigan